UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2021, the Board of Directors (the “Board”) of Lumber Liquidators Holdings, Inc. (the “Company”) approved revisions to the form of Severance Agreement in place for the Chief Executive Officer (the “CEO”), the Chief Financial Officer, the Chief Legal Officer, the Chief Human Resources Officer and the Chief Compliance and Ethics Officer (collectively, the “Participants”). The Company expects to enter into the revised Severance Agreements with each Participant over the course of the next few weeks.

Under the terms of the revised form of Severance Agreements, if the Company terminates a Participant’s employment other than for cause (as defined in the Severance Agreements), death, or disability (as defined in the Severance Agreements), or the Participant terminates employment for good reason (as defined in the Severance Agreements), in either case during the term of the Severance Agreement and outside of a change in control period (as defined in the Severance Agreements), the Participant will be entitled to the following:

(i)

the Participant’s annualized base salary as of the date of termination in the form of salary continuation for twenty-four (24) months in the case of the CEO and twelve (12) months for other Participants, beginning on the date of termination;

(ii)

any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the Participant had the Participant continued employment with the Company;

(iii)

the target bonus for the year the Participant’s employment is terminated (prorated based on the number of days the Participant remained employed with the Company during the year of termination) in a single lump sum on the date the bonus would have been paid to the Participant had the Participant continued employment with the Company;

(iv)

any vested accrued amounts that the Participant is entitled to receive upon termination of the Participant’s employment under any Company benefit policy, plan or other arrangement in which the Participant participated prior to termination in accordance with the terms of such benefit policy, plan or other arrangement; and

(v)

continued medical insurance coverage for the Participant and the Participant’s dependents under such medical insurance plans and programs for twenty-four (24) months in the case of the CEO and twelve (12) months for other Participants, following the date of termination and, during such period, payment by the Company of the portion, if any, of such medical insurance premiums that the Company pays for active associates each month.

Under the terms of the Severance Agreements, if the Company terminates the Participant’s employment other than for cause, death or disability, or the Participant terminates employment for good reason, in either case during the term of the Severance Agreement and inside a change in control period, the Participant will be entitled to the following:

(i)

the Participant’s annualized base salary and target bonus as of the date of termination for twenty-four (24) months in the case of the CEO and eighteen (18) months for other Participants, beginning on the date of termination;

(ii)

any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the Participant had the Participant continued employment with the Company;

(iii)

the target bonus for the year the Participant’s employment is terminated (prorated based on the number of days the Participant remained employed with the Company during the year of termination) in a single lump sum on the date the bonus would have been paid to the Participant had the Participant continued employment with the Company;

(iv)

any vested accrued amounts that the Participant is entitled to receive upon termination of the Participant’s employment under any Company benefit policy, plan or other arrangement in which the Participant participated prior to termination in accordance with the terms of such benefit policy, plan or other arrangement; and

(v)

continued medical insurance coverage for the Participant and the Participant’s dependents under such medical insurance plans and programs for twenty-four (24) months in the case of the CEO and eighteen (18) months for other Participants, following the date of termination and, during such period, payment by the Company of the portion, if any, of such medical insurance premiums that the Company pays for active associates each month; and

(vi) accelerated vesting of all unvested stock options, stock appreciation rights, restricted stock, restricted stock units and other equity awards previously granted to the Participant by the Company or its subsidiaries (at target to the extent vesting would be based on the achievement of performance conditions other than continued employment or service) and such stock options and stock appreciation rights shall remain outstanding and exercisable, to the extent vested, until the earlier of (i) the original expiration date of such stock options and stock appreciation rights or (ii) the one-year anniversary of the later of the termination date or the date such stock option or stock appreciation right becomes vested and exercisable.

As a condition to the receipt of any compensation and other benefits under the Severance Agreements, the Participant is required to enter into a confidential waiver and release agreement. Any breach by the Participant of the terms of the Participant’s Non-Compete Agreement will constitute a material breach of the Severance Agreement, resulting in the waiver or forfeiture of all rights to future payments and benefits under the Severance Agreement and the requirement that the Participant reimburse the Company for any compensation and benefits previously received by the Participant under the Severance Agreement.

The term of the Severance Agreements will automatically renew for successive one-year periods unless notice of non-renewal is given at least ninety (90) days prior by either party to the other; provided, however, that the Severance Agreements will be extended automatically during any change in control period.

Also on December 8, 2021, the Company and Christopher N. Thomsen, SVP and Chief Information Officer, agreed that Mr. Thomsen’s employment would end on December 31, 2021 and, subject his execution of a release, he would receive the payments provided for in his severance agreement dated July 26, 2018. The Company has retained a global search firm to conduct a search for his replacement.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On December 8, 2021, the Board approved an Amendment and Restatement of our Amended and Restated Certificate of Incorporation that changes our legal corporate name from Lumber Liquidators Holdings, Inc. to LL Flooring Holdings, Inc., which will be effective on January 1, 2022. A copy of the Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with our name change, the Board approved the amendment and restatement of our Bylaws to reflect the legal corporate name change to LL Flooring Holdings, Inc., also to be effective on January 1, 2022. In addition to the name change, the Amended and Restated Bylaws also removed from the Bylaws the following provisions (which were concurrently added to the Company’s Corporate Governance Guidelines): references to attendance by directors at the annual meeting of shareholders, references to the procedures for opening and closing of the polls at shareholder meetings, provisions regarding the process for reviewing shareholder proposals, limitations on the number of other boards of directors that our directors may serve on and a reference to the Memorandum of Understanding to Settle Federal and State Derivative Actions, dated May 16, 2016, the provisions of which have now expired. A copy of the Amended and Restated Bylaws reflecting these amendments is filed herewith as Exhibit 3.2 hereto and incorporated by reference.

The Company’s common stock will continue to trade on the NYSE under the ticker symbol "LL". Outstanding stock certificates for shares of the Company’s common stock are not affected by the legal name change; they continue to be valid and need not be exchanged.

Item 7.01             Regulation FD Disclosure.

On December 10, 2021, the Company issued a press release announcing the legal corporate name change. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

	Exhibit No.	Description

	3.1	Amended and Restated Certificate of Incorporation, effective January 1, 2022
	3.2	Amended and Restated Bylaws of LL Flooring Holdings, Inc., effective January 1, 2022
	10.1	Form of Severance Agreement for CEO
	10.2	Form of Severance Agreement for Executive Officers (other than CEO)
	99.1	Press Release dated December 10, 2021
	104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: December 10, 2021	By:	/s/ Alice G. Givens
Alice G. Givens
Chief Legal Officer and Corporate Secretary